Exhibit 10.42

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) is entered into as of June 17, 2010, is entered into by and among GLASSHOUSE TECHNOLOGIES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”) and WF FUND III LIMITED PARTNERSHIP, c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III (the “Lender”).

BACKGROUND

WHEREAS, Borrower and Lender are parties to a Loan and Security Agreement dated as of March 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lender agreed to provide Borrower with certain financial accommodations.

WHEREAS, certain holders of the Company’s Preferred Stock (the “Investors”) have proposed a transaction in which the Company will sell and the Investors will purchase convertible promissory notes (the “Bridge Notes”) with a principal amount of up to eight million dollars ($8,000,000.00) in the aggregate and warrants (the “Warrants”) on the terms as set forth in the Note and Warrant Purchase Agreement attached hereto as Exhibit A (collectively, the “Bridge Financing”).

WHEREAS, in connection with the foregoing, Borrower has requested that Lender waive certain Events of Default specified below and amend certain provisions of the Loan Agreement as hereafter provided, and Lender is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Waiver. Borrower is currently in Default of (a) Section 6.12(a)(i) and (ii) of the Loan Agreement due to the Borrower’s failure to deliver to the Lender certain financial reporting information for the months ending March 31, 2010 and April 30, 2010 and for the fiscal quarter ending March 31, 2010 (collectively, the “Identified Defaults”). The Lender agrees that upon satisfaction of each of the conditions set forth in Section 4 of this Amendment, the Identified Defaults shall be deemed waived. The foregoing waiver relates solely to the Identified Defaults, and is not and shall not be deemed a waiver of any other Default or Event of Default now existing or occurring after the date hereof, regardless of whether the Lender has notice or knowledge thereof.

3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended by inserting the following new definition of “First Amendment,” and by deleting the definitions of “EBITDA,” “Permitted Encumbrances,” and “Permitted Indebtedness” set forth therein and replacing it with the following:

“EBITDA” means, for a particular period of the Borrower, the sum of (1) the consolidated income (or loss) of the Borrower before deductions of depreciation, interest, amortization and income taxes, determined in accordance with GAAP, but excluding non-recurring items of “non-cash” income or expense and excluding “non-cash” deferred stock compensation or deferred charge expenses, plus (2) up to $2,500,000 in costs and expenses incurred by Borrower in Borrower’s 2010 fiscal year in connection with a Public Offering, solely to the extent reflected in the Borrower’s audited financial statements, plus (3) non-cash foreign exchange loss, if any (as adjusted per the Borrower’s cash flow statement), less (4) non-cash foreign exchange gain, if any (as adjusted per the Borrower’s cash flow statement);

“First Amendment” means the Amendment No. 1 to Loan and Security Agreement, by and between the Borrower and Lender, dated as of June 17, 2010;

“Permitted Encumbrances” means any of the following:

(a) Liens for Taxes not at the time due unless contested in good faith by all necessary proceedings and reserves satisfactory to the Lender in its discretion have been taken;

(b) rights reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit, or by any statutory provision, to terminate the same or to require annual or other periodic payments as a condition to the continuance thereof;

(c) a security interest in cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure worker’s compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens arising by operation of law in the ordinary course of business and which are not registered or enforceable against any property of the Borrower;

(d) security given in the ordinary course of business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or governmental or other authority in connection with the operations of the Borrower;

(e) a security interest in or title retention relating to Equipment (not constituting, for greater certainty, Inventory or any Equipment which may constitute Inventory in the hands of the Borrower or any Subsidiary) which is created to secure the unpaid purchase price thereof or retain title thereto until so paid, provided that each such security interest is limited to the Equipment so acquired (and any insurance or other proceeds thereof) and does not secure an amount in excess of the purchase price thereof or any re-advance on the security of the Equipment; provided that the Borrower’s annual aggregate expenditures in connection with Indebtedness (whether existing on the Closing Date or subsequently incurred) secured by security interests, Liens and encumbrances permitted by this clause (e), together with the aggregate amount of Borrower’s aggregate annual expenditures on account of all operating leases and Capital Lease Obligations shall not exceed $3,000,000;

(f) Liens granted to the Lender to secure the Secured Obligations;

(g) Liens granted to the First Lien Lender to secure the First Lien Obligations;

(h) Liens on all assets of GlassHouse Israel granted to Bank Leumi and Israel Discount Bank and a $2,000,000 fully cash-collateralized letter of credit issued by Comerica Bank in favor of Bank Leumi Le Israel B.M. as security for GlassHouse Israel’s obligations to Bank Leumi Le Israel B.M.;

(i) [Reserved];

(j) any other encumbrances the Lender declares in writing to be Permitted Encumbrances;

(k) those encumbrances existing pursuant to (i) the Dell License, (ii) the Cisco License, (iii) the Bull License and (iv) non-exclusive licenses of Borrower’s Intellectual Property entered into in the ordinary course of business;

(l) those encumbrances securing Indebtedness permitted under clause (o) of the definition of Permitted Indebtedness; and

(m) those Liens set forth on Schedule 1.01, which schedule shall be updated periodically with the mutual consent of the Borrower and the Lender, such consent not to be unreasonably withheld;

“Permitted Indebtedness” means

(a) the Secured Obligations;

(b) the indebtedness secured by Permitted Encumbrances;

(c) indebtedness to the First Lien Lender in a principal amount not to exceed $5,355,051;

(d) indebtedness to Bank Leumi and Israel Discount Bank in a principal amount not to exceed NIS 11,250,000;

(e) [Reserved];

(f) indebtedness to Dell pursuant to the Dell Note;

(g) indebtedness due by any Subsidiary to the Borrower or among any of the Subsidiaries and the Borrower;

(h) accrued liabilities;

(i) Taxes;

(j) deferred revenues;

(k) operating leases incurred in the ordinary course of business;

(l) capital lease obligations incurred in the ordinary course of business (subject to any limits established hereunder);

(m) Borrower’s and any Subsidiary’s obligations under real property leases;

(n) indebtedness owed to the former shareholders of (i) GlassHouse Technologies AG, in an aggregate principal amount not to exceed CHF 415,000 and (ii) Systems Group Integration Limited, in an aggregate principal amount not to exceed £72,000 ((i) and (ii) collectively, the “Subsidiary Shareholder Loans”);

(o) amounts advanced to GlassHouse Technologies AG under a receivables factoring arrangement with Credit Suisse, in an amount not to exceed CHF 500,000;

(p) indebtedness due by any Subsidiary that is outstanding as of the date hereof, in an amount not to exceed $500,000 in the aggregate;

(q) unsecured indebtedness incurred by Borrower in the ordinary course of business and in a manner consistent with past practices not to exceed $1,000,000; and

(r) indebtedness due to certain of holders of the Company’s Preferred Stock having a maximum aggregate principal amount of up to eight million dollars ($8,000,000.00) on the terms as set forth in the Note Purchase Agreement attached to the First Amendment as Exhibit A (the “Bridge Financing”), provided, however, that the Bridge Financing (i) shall be unsecured, subordinate and junior to the Secured Obligations in all respects and (ii) shall be repayable upon maturity only in the event that (A) prior to and after giving effect to such repayment, Borrower is, and after review and consultation with Borrower, Lender reasonably determines that Borrower will be, in compliance with each of the financial covenants set forth in Section 6.20 and (B) with respect to any amounts of the Bridge Financing that are considered Cure Amounts, with the consent of the Lender;”

(b) Section 6.12 (Reporting; Observer Status) of the Loan Agreement is hereby amended by adding after the last sentence thereof the following sentence:

“Notwithstanding anything to the contrary in this Section 6.12, the Borrower shall deliver to the Lender (a) the monthly unaudited financial statements for the month ending April 30, 2010 on or before July 15, 2010; (b) the monthly unaudited financial statements for the month ending May 31, 2010 on or before July 31, 2010; (c) the monthly unaudited financial statements for the month ending June 30, 2010 on or before August 30, 2010; (d) the quarterly unaudited financial statements for the fiscal quarter ending June 30, 2010 on or before September 15, 2010; (e) the monthly unaudited financial statements for the month ending July 31, 2010 on or before September 30, 2010; and (f) the monthly unaudited financial statements for the month ending August 31, 2010 on or before October 15, 2010.”

(c) Section 6.13 (Negative Covenants) of the Loan Agreement is hereby amended by deleting clauses (i) and (j) thereof and replacing them with the following:

“(i) [Reserved];

(j) make any prepayment of any Indebtedness that is subordinate to or pari passu with the Secured Obligations; provided, however, that the Borrower may prepay the Subsidiary Shareholder Loans so long as, prior to and after giving effect to such prepayment, Borrower is and will be in compliance with each of the financial covenants set forth in Section 6.20;”

(d) Section 6.13 (Negative Covenants) of the Loan Agreement is hereby amended by deleting the word “or” from the end of Section 6.13(t) thereof and by deleting Section 6.13(u) thereof in its entirety and replaced with the following:

“(u) make any prepayment of any Indebtedness that is subordinate to or pari passu with the Secured Obligations; provided, however, that the Borrower may prepay all or part of the Bridge Financing upon the completion of a Public Offering resulting in the receipt by the Borrower of gross proceeds equal to or greater than $60,000,000; and

(v) agree or otherwise commit to take any action described in paragraphs (a) through (u) above.”

(e) Section 6.20 (Financial Covenants) of the Loan Agreement is hereby amended by deleting Sections 6.20(b) and (c) thereof in their entirety and replaced with the following:

“(b) maintain, for each Trailing Twelve Month Period set forth below, measured and calculated as of the last day of such Trailing Twelve Month Period, EBITDA in an amount equal to or greater than the amount set forth below with respect to such period:

Trailing Twelve Month Period Ending On:	Minimum EBITDA:
June 30, 2010	($2,169,000)

September 30, 2010	($1,581,000)

December 31, 2010	$599,000

March 31, 2011	$998,000

June 30, 2011	$3,513,000

September 30, 2011	$4,425,000

December 31, 2011, and each Trailing Twelve Month Period ending on the last day of each fiscal quarter thereafter	$5,500,000

Notwithstanding anything to the contrary set forth herein, the Borrower’s EBITDA for the Trailing Twelve Month Period ending on each of June 30, 2010, September 30, 2010 and December 31, 2010 shall be increased, solely for the purpose of measuring the financial covenant set forth in this Section 6.20(b) and not for any other purpose under this Agreement, by an amount equal to the first $3,000,000 in proceeds received by the Borrower on account of the Bridge Financing.

(c) maintain, as of the end of each calendar month, Liquidity in an amount greater than $15,000,000. As used herein, “Liquidity” means the sum of (w) cash on hand (excluding any restricted cash) plus (x) up to $2,500,000 in costs and expenses incurred by Borrower in Borrower’s 2010 fiscal year in connection with a Public Offering plus (y) Accounts Receivable that are aged less than 90 days less (z) the aggregate amount of the Revolving Credit Facilities (excluding an amount equal to cash that is restricted or guaranteed in respect of any revolving loans or borrowing that was excluded from cash on hand under clause (w)).”

(f) Section 8.01 (Events of Default) of the Loan Agreement is hereby amended by deleting Section 8.01(f) thereof in its entirety and replaced with the following

“(f) the occurrence of any default, or any event or condition which, with the giving of notice or passage of time, or both, would constitute a default by the Borrower or any Subsidiary under the terms of any other material Indebtedness (including, without limitation, any Indebtedness secured by a Lien, all Indebtedness under the Dell Note and all Indebtedness incurred in connection with the Bridge Financing) and such default remains uncured for fifteen (15) days;”

4. Conditions of Effectiveness of Amendment. The satisfaction of each of the following, unless waived or deferred by the Lender, in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

(a) The Lender shall have received four (4) copies of this Amendment executed by each of the parties hereto;

(b) The representations and warranties in this Amendment, the Loan Agreement, and the Other Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent such representations and warranties expressly relate solely to an earlier date);

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein;

(d) All costs, fees and expenses of the Lender incurred to date in connection with the Loan Agreement and this Amendment, including, without limitation, attorneys’ fees, shall have been paid by the Borrower;

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any court or other governmental authority against Borrower or Lender.

5. Representations and Warranties. Borrower, by execution of this Amendment, certifies to the Lender that:

(a) Each of the representations and warranties set forth in the Loan Agreement and the Other Documents is true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this Amendment and that, as of the date hereof, after giving effect to this Amendment, no Event of Default has occurred and is continuing under the Loan Agreement or any Other Document; and

(b) After giving effect to this Amendment, Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Loan Agreement and the Other Documents to be observed or performed on or prior to the date of this Amendment.

6. Effect on the Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to any conflicts of laws principles thereto that would call for the application of the laws of another jurisdiction.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

GLASSHOUSE TECHNOLOGIES, INC.

By	/s/ Mark Shirman
Name: Mark Shirman Authorized Signing Officer

WF FUND III LIMITED PARTNERSHIP, c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III

By	/s/
Name: Authorized Signing Officer

Signature Page to Amendment No. 1 to Loan and Security Agreement